Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2017, relating to the consolidated financial statements of NextEra Energy, Inc. and subsidiaries, and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of NextEra Energy, Inc. for the year ended December 31, 2016.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Boca Raton, Florida
August 24, 2017